UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2023

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41292	98-1640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hidden Pines Farm, 14090, Hopewell Road Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

(770) 813-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	AXAC	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AXACWS	The New York Stock Exchange
Rights to acquire one-tenth of one Class A ordinary share	AXACR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

AXIOS Sustainable Growth Acquisition Corporation, a Cayman Islands exempted company (the “Company”) has scheduled an Extraordinary General Meeting (the “Extraordinary General Meeting”) to be held on May 15, 2023, to vote on a proposal to extend the date by which the Company must complete its initial business combination from May 18, 2023 to November 18, 2023 (the “Extension Amendment Proposal”). The Company has determined not to convene the Extraordinary General Meeting and no vote will be held on the Extension Amendment Proposal.

Pursuant to the Amended and Restated Memorandum and Articles of Association (the “Articles”), in the event that the Company does not consummate a Business Combination by May 18, 2023, the Company must: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Accordingly, the Company will begin the process of redeeming all of its outstanding ordinary shares that were included in the units issued in its initial public offering (the “public shares”), effective as of the close of business on May 18, 2023, as the Company will not consummate an initial business combination on or prior to May 18, 2023.

The last day for trading for the Company’s securities will be May 18, 2023.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will be terminated. The Company’s initial stockholders have waived their redemption rights with respect to its outstanding common stock issued before the Company’s initial public offering.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Securities and Exchange Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Notwithstanding the provisions contained in the Articles requiring the Company to redeem the public shares within ten business days of May 18, 2023, the Company has been informed that under the laws of the Cayman Islands, the board of directors may not authorize the redemption of the public shares unless the board is satisfied that the Company will be in a position to pay all of its outstanding creditors in full following such redemption. Consequently, the redemption of the public shares may be delayed until provision for the payment of the Company’s creditors has been made.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023

AXIOS Sustainable Growth Acquisition Corporation

By:	/s/ Benedikt E. Förtig
	Name:	Benedikt E. Förtig
	Title:	Chief Executive Officer